RESTRICTED SHARE UNIT AGREEMENT
 THIS RESTRICTED SHARE UNIT AGREEMENT, is made by and between Tractor Supply Company, a Delaware corporation hereinafter referred to as “Company,” and the above-referenced Participant (“Grantee”):
WHEREAS, the Company wishes to afford the Grantee the opportunity to acquire shares of Common Stock; and
WHEREAS, the Company wishes to carry out the Company’s Amended and Restated 2018 Omnibus Incentive Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Restricted Share Unit Agreement); and
WHEREAS, the Compensation and Human Capital Committee of the Board of Directors (the “Committee”), appointed to administer the Plan, has determined that it would be to the advantage and best interests of the Company and its shareholders to grant Restricted Share Units, as defined in Section 2(x) of the Plan, provided for herein to the Grantee for Grantee’s service as a member of the Board, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Share Units;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Grant of Restricted Share Units
1.1Grant of Restricted Share Units. In consideration of the Grantee`s agreement to provide services to the Company as a member of the Board, and for other good and valuable consideration, on the date listed hereof the Company grants to the Grantee the number of Restricted Share Units set forth above, subject to the conditions described in Section 2 as well as the other provisions of this Restricted Share Unit Agreement and the terms of the Plan.
1.2Adjustments in Restricted Share Units. The Committee shall make adjustments with respect to this Restricted Share Units grant in accordance with the provisions of Section 4.2 of the Plan.
Section 2.Vesting
2.1Vesting of Restricted Share Units. Subject to Sections 2.2 and 2.3, 100% of the Restricted Share Units awarded under this Restricted Share Unit Agreement shall vest on the first anniversary of the Grant Date (the “Normal Vesting Date”).
2.2Acceleration of Vesting. In the event of a termination of service resulting from a Grantee’s death or Disability (as defined below) or following a Change in Control, any unvested Restricted Share Units granted hereunder shall vest in full as of the date of such termination. For purposes of this Restricted Share Unit Agreement, “Disability” means the Grantee’s absence from the Grantee’s duties with the Company for at least 180 consecutive days as a result of the Grantee’s incapacity due to physical or mental illness.
2.3Risk of Forfeiture. Subject to Sections 2.1 and 2.2, upon a termination of service with the Company, Grantee shall forfeit any non-vested Restricted Share Units.
2.4Conditions to Issuance of Stock Certificates. Any shares of Common Stock deliverable upon the settlement of Restricted Share Units may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock upon the settlement of Restricted Share Units or portion thereof prior to fulfillment of all of the following conditions:
(a)The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and
(b)The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable; and
(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and
(d)If applicable, the receipt by the Company of full payment of all amounts which, under federal, state or local tax law, the Company (or Subsidiary) is required to withhold upon the settlement of the Restricted Share Units.
Section 3.Payment of Restricted Share Units
3.1Timing of Payment of Restricted Share Units. Restricted Share Units shall be paid in accordance with the following:
(a)To the extent Restricted Share Units vest under Sections 2.1, such Restricted Share Units shall be paid within sixty (60) days following the Normal Vesting Date.
(b)To the extent Restricted Share Units vest under Sections 2.2, such Restricted Share Units shall be paid within sixty (60) days following the termination of service.
3.2Form of Payment. Vested Restricted Share Units shall be paid in shares of Common Stock.
Section 4.Other Provisions
4.1Administration. The Committee shall have the power to interpret the Plan and this Restricted Share Unit Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend, or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Share Units. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Restricted Share Unit Agreement except with respect to matters which under Rule 16b−3 or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
4.2Restricted Share Units Not Transferable. Neither the Restricted Share Units nor any interest or right therein or part thereof shall be sold, pledged, alienated, assigned, or otherwise transferred or encumbered other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or to a trust or entity established by the holder for estate planning purposes, in each case, without consideration, unless and until the shares underlying such Restricted Share Units have been issued, and all restrictions applicable to such shares have lapsed. Neither the Restricted Share Units nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Grantee or Grantee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
4.3Shares to Be Reserved. The Company shall at all times during the term of the Restricted Share Units reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Restricted Share Unit Agreement.
4.4Notices. Any notice to be given under the terms of this Restricted Share Unit Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to Grantee at the address (including an electronic address) then reflected in the Company’s books and records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to the Company or Grantee. Any notice which is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee`s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 4.4. Any notice shall have been deemed duly given when (i) delivered in person, (ii) delivered in an electronic form approved by the Company, (iii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or (iv) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier.
4.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Restricted Share Unit Agreement.
4.6Construction. This Restricted Share Unit Agreement shall be administered, interpreted, and enforced under the internal laws of the State of Tennessee without regard to conflicts of laws thereof.
4.7Severability. In the event that any provision of this Restricted Share Unit Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Share Unit Agreement and this Restricted Share Unit Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
4.8Conformity to Securities Laws. The Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Share Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Restricted Share Unit Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.9Taxes. Grantee understands that Grantee is solely responsible for all tax consequences to the Holder in connection with the Restricted Share Units. Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with the Restricted Share Units and that Grantee is not relying on the Company for any tax advice.
4.10Electronic Delivery and Electronic Signature. Grantee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports, and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Grantee hereby consents to such procedures and agrees that Grantee’s electronic signature is the same as, and shall have the same force and effect as, Grantee’s manual signature. Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.
4.11Inconsistencies between Plan Terms and Terms of Restricted Share Unit Agreement. If there is any inconsistency between the terms of this Restricted Share Unit Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Restricted Share Unit Agreement.
4.12Grantee’s Acknowledgements.  By entering into this Restricted Share Unit Agreement the Grantee agrees and acknowledges that (a) Grantee has read a copy of the Plan, and accepts this grant of Restricted Share Units upon all of the terms thereof, and (b) no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or this Restricted Share Unit Agreement or any award thereunder or hereunder. The Grantee will be provided with a period of 90 days to decline the acceptance of this grant. After that period, the grant will be deemed accepted.
4.13No Guarantee of Service; Limitation of Rights. Nothing in this Restricted Share Unit Agreement or in the Plan shall confer upon the Grantee any right to continue in the service of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without cause. In addition, the granting of the Restricted Share Units will not give Grantee any rights to similar grants in future years.
4.14Amendments or Termination. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Restricted Share Unit Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Restricted Share Units shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.  Notwithstanding any other provision of the Plan or this Restricted Share Unit Agreement, the Company may terminate this Restricted Share Unit Agreement and either issue shares of Common Stock deliverable upon vesting hereunder or pay the Grantee cash for the Restricted Share Units based upon the Fair Market Value of the shares of Common Stock subject hereto at the time of such termination in accordance with Section 1.409A-3(j)(4)(ix) of the Treasury Regulations.
4.15Section 409A.  The parties acknowledge and agree that, to the extent applicable, this Restricted Share Unit Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with, Section 409A of the Code and the Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision of this Restricted Share Unit Agreement to the contrary, in the event that the Company determines that any compensation or benefits payable or provided under this Restricted Share Unit Agreement may be subject to Section 409A of the Code, the Company, with the Grantee’s consent, may adopt such limited amendments to this Restricted Share Unit Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Restricted Share Unit Agreement from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Restricted Share Unit Agreement or (ii) comply with the requirements of Section 409A of the Code. In furtherance of the foregoing, to the maximum extent permitted by applicable law, the settlement of the Restricted Share Units (including any dividend equivalent rights) to be made to the Grantee pursuant to this Agreement is intended to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Treasury Regulations and this Agreement shall be interpreted consistently therewith. However, under certain circumstances, settlement of the Restricted Share Units or any dividend equivalent rights may not so qualify, and in that case, the Company shall administer the grant and settlement of such Restricted Share Units and any dividend equivalent rights in strict compliance with Section 409A of the Code. To the extent that any agreement provides for the Restricted Share Units to become vested and be settled upon Grantee’s termination of service, the applicable shares of Common Stock shall be transferred to the Grantee or his or her beneficiary upon the Grantee’s “separation from service,” within the meaning of Section 409A of the Code. Further, notwithstanding anything herein to the contrary, if at the time of the Grantee’s termination of employment with the Company, the Grantee is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Grantee) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Grantee’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment.

    Although the Company intends to administer this Restricted Share Unit Agreement so that the award will be exempt from, or will be interpreted and comply with, the requirements of Section 409A of the Code, the Company does not warrant that the award made under this Restricted Share Unit Agreement will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to the Grantee for any tax, interest, or penalties that Grantee might owe as a result of the award made under this Restricted Share Unit Agreement.
(a)

(b)
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GRANTEE:

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Name                                            Date Signed